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                                                                    EXHIBIT 11.1

                                  LINKTONE LTD.

                                      CODE

                                       OF

                                BUSINESS CONDUCT

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                                TABLE OF CONTENTS

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LINKTONE'S CODE OF BUSINESS CONDUCT.......................................................................     1

POLICY STATEMENT..........................................................................................     1

APPROVALS AND WAIVERS.....................................................................................     2

CONFLICTS OF INTEREST.....................................................................................     2

CORPORATE OPPORTUNITIES & RESOURCES.......................................................................     2

BUSINESS RELATIONSHIPS....................................................................................     3

FAIR COMPETITION..........................................................................................     3

GIFTS, GRATUITIES, ENTERTAINMENT AND OTHER CONSIDERATIONS.................................................     3
         Loans............................................................................................     3
         Bribes and Kickbacks.............................................................................     3

OBSERVATION OF APPLICABLE LAWS............................................................................     4
         Facilitating Payments to Low-Level Non-U.S. Governmental Employees and Officials for
         Non-Discretionary Action.........................................................................     4

POLITICAL CONTRIBUTIONS AND LOBBYING......................................................................     4

ACCURACY OF REPORTS, RECORDS AND ACCOUNTS.................................................................     5

REGULATORY COMPLIANCE.....................................................................................     5

INSIDER TRADING; COMMUNICATIONS WITH THIRD PARTIES........................................................     5

COMPLIANCE AND REPORTING..................................................................................     6
         Compliance.......................................................................................     6
         Reporting Procedures and Other Inquiries.........................................................     6
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                    LINKTONE LTD.'S CODE OF BUSINESS CONDUCT

POLICY STATEMENT

      It is the policy of Linktone Ltd. (the "Company" or "Linktone") to conduct its affairs in accordance with all applicable laws and regulations of the countries in which it does business. This Code applies to the Company's employees, officers and directors. This Code of Business Conduct is designed to promote:

      - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      - full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the U.S. Securities and Exchange Commission and in other public communications made by the Company;

      -     compliance with applicable governmental laws, rules and regulations;

      - the prompt internal reporting to the appropriate person of violations of this Code; and

      -     accountability for adherence to this Code.

      Linktone has established standards for behavior that affects the Company, and employees should pattern their daily performance in compliance with those standards. The Company promotes ethical behavior and encourages employees to talk to supervisors, managers, executive officers or other appropriate personnel when in doubt about the best course of action in a particular situation. Additionally, employees should report violations of laws, rules, regulations or the Code to appropriate personnel. Employees reporting such violations in good faith will not be subject to retaliation. Any employee in or aware of a situation that he or she believes may violate or lead to a violation of this Code should follow the guidelines under "COMPLIANCE AND REPORTING" below.

      This Code of Business Conduct (the "Code") covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees of the Company. Corporate policies and procedures provide details pertinent to many of the provisions of the Code. Employees are expected to be aware of, and to act in accordance with, both the Code and the Company's other policies and procedures at all times. Although there can be no better course of action than to apply common sense and sound judgment, do not hesitate to use the resources available whenever it is necessary to seek clarification.

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APPROVALS AND WAIVERS

      Certain provisions of this Code require employees to act, or refrain from acting, unless prior approval is received from the appropriate person. Employees requesting approval pursuant to this Code should request such approval in writing to the Chief Executive Officer or Chief Financial Officer. Approvals relating to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, must be obtained from the Company's Audit Committee. All other approvals may be granted by the Chief Executive Officer or Chief Financial Officer. Employees may contact the Chief Executive Officer or Chief Financial Officer for additional information on obtaining approvals.

      Other provisions of this Code require employees to act, or refrain from acting, in a particular matter and do not permit exceptions based on obtaining an approval. Waiver of those provisions may only be granted by the Audit Committee, and changes in this Code may only be made by the Board of Directors.

CONFLICTS OF INTEREST

      A conflict of interest arises any time an employee's personal interests or activities influence his or her ability to act in the best interests of the Company. All employees must discharge their responsibilities solely on the basis of what is in the best interest of the Company and independent of personal consideration or relationships. Employees must disclose any potential conflicts of interest to the Chief Executive Officer or Chief Financial Officer or such officers' designees, who will advise the employee as to whether or not the Company believes a conflict of interest exists. An employee should also disclose potential conflicts of interest involving the employee's spouse, siblings, parents, in-laws, children, life partner and members of the employee's household. An employee should not make or influence any decision that could directly or indirectly benefit his or her close relative and, in order to protect the employee and the Company from the appearance of a conflict of interest, he or she should make appropriate disclosure of the interest to the Chief Executive Officer or Chief Financial Officer or such officers' designee.

CORPORATE OPPORTUNITIES & RESOURCES

      Employees are prohibited from taking for themselves personal opportunities that are discovered through the use of corporate property, information or position without approval. Without approval, no employee may use corporate property, information or position for improper personal gain, and no employee may compete with the Company directly or indirectly except as permitted by Company policies.

      All employees should protect the Company's assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. All Company assets should be used for legitimate business purposes.

      Company resources may be used for minor personal uses so long as such use is reasonable, does not interfere with the employee's duties, is not done for pecuniary gain, does not conflict with or harm the Company's business and does not violate any Company policy.

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BUSINESS RELATIONSHIPS

      Linktone seeks to outperform its competition fairly and honesty. The Company seeks competitive advantages through superior performance, not unethical or illegal business practices. Each employee should endeavor to deal fairly with the Company's customers, suppliers, competitors and employees. No one should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair-dealing practice.

FAIR COMPETITION

      Fair competition laws, including the U.S. and PRC antitrust rules, limit what Linktone can do with another company and what Linktone can do on its own. Generally, the laws are designed to prohibit agreements or actions that reduce competition and harm consumers. Employees may not enter into agreements or discussions with competitors that have the effect of fixing or controlling prices, dividing and allocating markets or territories, or boycotting suppliers or customers.

GIFTS, GRATUITIES, ENTERTAINMENT AND OTHER CONSIDERATIONS

      Use of Company funds or other Company property for illegal, unethical or otherwise improper purposes is prohibited. The purpose of business entertainment and gifts in a commercial setting is to create goodwill and a sound working relationship, not to gain advantage with customers or suppliers.

      LOANS

      Employees may not accept loans from any person or entities having or seeking business with the Company. Executive officers and directors may not receive loans from the Company, nor may the Company arrange for any loan. A loan from a financial institution in ordinary course at normal interest rates prevailing at the time of borrowing is permissible.

      BRIBES AND KICKBACKS

      The use of Company funds, facilities or property for any illegal or unethical purpose is strictly prohibited; provided, that certain facilitating payments discussed in "OBSERVATION OF APPLICABLE LAWS" are permitted.

      - No Linktone employee or agent is permitted to offer, give or cause others to give, any payments or anything of value for the purpose of influencing the recipient's business judgment or conduct other than facilitating payments;

      - Employees may not solicit or accept a kickback or bribe, in any form, for any reason.

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OBSERVATION OF APPLICABLE LAWS

      Linktone is committed to the highest business conduct standards wherever it operates. Linktone observes these standards worldwide, even at the risk of losing business. While no one can anticipate all the situations that may present challenges to Linktone employees doing business in the worldwide marketplace, the following guidelines always apply:

      - Observe all laws and regulations, both PRC and non-PRC, that are applicable.

      - Paying bribes to government officials is absolutely prohibited, even if those bribes are common practice, except for facilitating payments. Linktone employees may not give, promise to give or authorize the giving to a foreign official, a foreign political party, or official thereof or any candidate for foreign political office any money or offer, gift, promise to give or authorize the giving of anything of value to influence any act or decision, to induce such official, party or candidate to do or omit to do any act in violation of the lawful duty of such official, party or candidate, or to induce such official, party or candidate to use his or her influence with a foreign government or agency to affect or influence any act or decision of such foreign government or agency.

      -     Do not cooperate with illegal boycotts.

      - Observe all licensing requirements and the requirements of applicable import and export control laws.

      No new Linktone services or products should be offered in any new country without prior approval, and then only in accordance with the applicable local country's regulations and requirements.

      FACILITATING PAYMENTS TO LOW-LEVEL NON-U.S. GOVERNMENTAL EMPLOYEES AND OFFICIALS FOR NON-DISCRETIONARY ACTION

      As noted above, Linktone is committed to complying with the laws of the countries where it operates. In some countries, a very limited category of small payments to facilitate or expedite routine nondiscretionary governmental actions may be permitted as exceptions to anti-bribery laws, including the U.S. Foreign Corrupt Practices Act ("FCPA"). The requirements pertaining to such payments are complex. Linktone employees must obtain prior approval of the Chief Executive Officer or Chief Financial Officer before making any such payment.

      These "facilitating payments" to governmental officials are distinguished from payments made to influence a discretionary decision or to cause violation of, or an act in conflict with, the interests of an individual's employer, which are strictly prohibited.

POLITICAL CONTRIBUTIONS AND LOBBYING

      No political contributions are to be made using Linktone funds or assets, or the funds or assets of any Linktone subsidiary, to any political party, political campaign, political candidate or public official in any country, unless the contribution is lawful and expressly authorized in

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writing. In addition, no Linktone employee may make a political contribution on behalf of Linktone or its subsidiaries, or with the appearance that such contribution is being made on behalf of Linktone or its subsidiaries, unless expressly authorized in writing. A "contribution" is any direct or indirect payment, distribution, loan, advance, deposit, or gift of money, services or anything of value in connection with an election or to an organization or group formed to support or defend a referendum or ballot issue.

ACCURACY OF REPORTS, RECORDS AND ACCOUNTS

      All Linktone employees are responsible for the accuracy of their respective records, time sheets and reports. Accurate information is essential to Linktone's ability to meet legal and regulatory obligations and to compete effectively. The records and books of account of Linktone shall meet the highest standards and accurately reflect the true nature of the transactions they record.

      Linktone employees must not create false or misleading documents or accounting, financial or electronic records for any purpose, and no one may direct an employee to do so. For example, expense reports must accurately document expenses actually incurred in accordance with Linktone policies.

      No undisclosed or unrecorded account or fund shall be established for any purpose. No false or misleading entries shall be made in the Company's books or records for any reason. No disbursement of corporate funds or other corporate property shall be made without adequate supporting documentation or for any purpose other than as described in the documents. All employees shall comply with generally accepted accounting principles and the Company's internal controls at all times.

REGULATORY COMPLIANCE

      The Company operates in a highly regulated environment. The agencies that regulate its business include the State Council, Ministry of Information Industry, Ministry of Health, State Drug Administration, State News and Publication Bureau, State Administration of Industry and Commerce and the Ministry of Culture, plus many other national, provincial and local agencies. The Company and its employees must comply with the regulatory requirements of these agencies. Employees are expected to take an active role by being knowledgeable about all applicable laws and regulations, attending trainings and requesting information. Employees are required to immediately report regulatory violations, suspected regulatory violations, or potentially harmful or dangerous conditions to the Chief Executive Officer or Chief Financial Officer.

INSIDER TRADING; COMMUNICATIONS WITH THIRD PARTIES

      Employees, officers and directors who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. To assist in complying with this policy, the Company has adopted an Insider Trading Policy which you should read carefully.

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COMPLIANCE AND REPORTING

      COMPLIANCE

      Any employee who violates the provisions of this Code will be subject to disciplinary action, up to and including termination. Willful disregard of criminal statutes underlying this Code may require the Company to refer such violation for criminal prosecution or civil action.

      REPORTING PROCEDURES AND OTHER INQUIRIES

      Questions regarding the policies in this Code may be directed to the Chief Executive Officer or Chief Financial Officer. Managers and supervisors are expected to take a leadership role in promoting ethical business conduct. Any employee having knowledge of, or questions or concerns about, an actual or possible violation of the provisions of this Code is obligated to promptly report the matter to his or her immediate supervisor or to the Chief Executive Officer or Chief Financial Officer. Anonymous reports can be made as follows:

      ATTENTION TO COLIN SUNG

      EMAIL: COLIN.SUNG@LINKTONE.COM

      ADDRESS: 5/F, NO. 689, BEIJING DONG ROAD, SHANGHAI 200001

      Employees with information relating to questionable accounting or auditing matters may also confidentially, and anonymously if they desire, submit the information in writing to the Company's Audit Committee of the Board of Directors. The Audit Committee can be contacted as follows:

      AUDITCOMMITTEE@LINKTONE.COM

      All conversations, calls and reports made in good faith will be taken seriously. When reporting a violation, employees will be asked to provide the time, location, names of the people involved, and other details so that the Company can investigate. Linktone prohibits retaliation or retribution against any person who in good faith reports an ethical concern. However, anyone who uses the Code or any compliance program to spread falsehoods, threaten others, or damage another person's reputation will be subject to disciplinary action up to and including termination.

      This document is not an employment contract between Linktone and its employees, nor does it modify their employment relationship with the Company.

      This Code is intended to clarify each employee's existing obligation for proper conduct. The standards and the supporting policies and procedures may change from time to time in the Company's discretion. Each employee is responsible for knowing and complying with the current laws, regulations, standards, policies and procedures that apply to the Company's work.

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                                 ACKNOWLEDGEMENT

      I acknowledge that I have received and read a copy of Linktone's Code of Business Conduct (the "Code"). I understand that I am responsible for knowing and complying with the policies set forth in the Code during my employment with the Company.

      I also acknowledge my responsibility to report any violation of this Code or any of Linktone's other policies and practices to my supervisor or to a member of the Audit Committee of the Directors. I understand that violations of this Code or of any other Linktone policy or practice may be reported anonymously by sending an email message to Colin Sung.

      I further understand that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Company has the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in its sole discretion, with or without notice.

      I understand and agree that my relationship with the Company is "at-will," which means that my employment is for no definite period and may be terminated by me or by the Company at any time and for any reason, with or without cause or advance notice. I also understand that the Company may demote or discipline me, or otherwise alter the terms of my employment, at any time with or without cause or advance notice.

      Finally, I understand and agree that the terms of this Acknowledgement, and my at-will relationship with the Company, may not be modified or superseded except by a written agreement signed by an executive officer or director of Linktone; that no other employee or representative of the Company has the authority to enter into any such agreement; and that any agreement inconsistent with this Acknowledgement or agreeing to employ me for a specified term will be unenforceable unless in writing and signed by an executive officer or director of Linktone.

Employee Name: _________________________________________________________________

                                 (please print)

________________________________________________________________________________
         Signature                                    Date

Title: ________________________________________ Dept.: _________________________

Please return this completed form to_______________________________ within one week from the date of your review of these documents. Thank you!

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